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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated September 1, 1999, except for the stock split described in Notes 1 and 5 and the third paragraph in Note 2 which are as of October 1, 1999, relating to the financial statements and September 1, 1999 relating to the financial statement schedule of JNI Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PRICEWATERHOUSECOOPERS LLP

San Diego, California
October 1, 1999